SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) December 2, 1999
                                                    -------------------

                      Commission File Number 0-7624
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                  WESTERN MASSACHUSETTS ELECTRIC COMPANY
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          (Exact name of registrant as specified in its charter)


               MASSACHUSETTS                      04-1961130
               -------------                                  ----------

     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


  174 BRUSH HILL AVENUE, WEST SPRINGFIELD, MASSACHUSETTS  01090-0010
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              (Address of principal executive offices)      (Zip Code)


                            (413) 785-5871
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            (Registrant's telephone number, including area code)


                            Not Applicable
                            --------------
       (Former name or former address, if changed since last report)



Item 5. Other Events.


A.	On December 2, 1999, Northeast Utilities (NU) and its subsidiaries, The
Connecticut Light and Power Company (CL&P), Western Massachusetts Electric Company (WMECO) and Public Service Company of New Hampshire (PSNH), agreed in principle with Central Maine Power Company (CMP), a wholly-owned subsidiary of CMP Group, to settle various arbitration and litigation claims arising out of the operation of the Millstone 3 nuclear power plant. These claims had been asserted by CMP and the other non-NU owners of Millstone 3 in August
1997 and concerned an extended outage at the unit that began in 1996. The proposed settlement would involve the payment of fixed and contingent amounts to CMP and is subject to the execution of a definitive agreement. The settlement is not contingent upon acceptance by the other non-NU owners.
CL&P, WMECO and PSNH own approximately 68% of Millstone 3, and CMP owns approximately 2.5% of the unit. NU, CL&P and WMECO reached similar settlements with two other joint owners of Millstone 3, New England Power Company and Montaup Electric Company, who collectively own 16% of the unit, in October, 1999.

	Reference is made to Item 1, "Business-Nuclear Generation," and to Item 3, "Legal Proceedings," in NU's, CL&P's and WMECO's Form 10-K for 1998 and
Form 8-K dated October 27, 1999 for further discussion of the joint owners' Millstone 3 claims and the related settlement.

B.	On December 20, 1999, the Massachusetts Department of Telecommunications
and Energy (DTE) issued an order related to WMECO's October 18, 1999, compliance filing regarding distribution rates and transition costs. This decision clarified the DTE disallowance of any recovery of a return on the balance of WMECO's Millstone 1 net book value, and clarified that WMECO should earn no return on its share of the Millstone 2 and 3 nuclear units from the date of retail access (March 1, 1998) until the date the unit returned to service from its extended outage (July 15, 1998 for Millstone 3 and May 19, 1999 for Millstone 2).

The fourth quarter pre-tax impact to the financial statements of WMECO as a result of the order will be approximately $30 million, comprised principally of an approximately $20 million disallowance of a return on WMECO's Millstone 1, Millstone 2 and Millstone 3 investment.


SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MASSACHUSSETTS ELECTRIC COMPANY
(registrant)

				 		/S/ David A. McHale
      David A. McHale
                    Vice President and Treasurer

Date:	January 21, 2000